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                        SENIOR EXECUTIVE EMPLOYMENT AGREEMENT


    This Employment Agreement ("Agreement") is effective as of June 17, 1997 (the "Effective Date"), between U S LIQUIDS INC., a Delaware corporation ("Employer"), and WILLIAM H. WILSON, JR., a resident of Harris County, Texas ("Employee"), under the following terms and conditions.


    The Employee, who is willing to be employed by the Employer, on the terms and conditions hereinafter set forth, and the Employer, which is willing to employ the Employee, on the terms and conditions hereinafter set forth, agree as follows:


    1. EMPLOYMENT. Employer agrees to employ Employee as Chief Executive Officer of American WasteWater Inc., a subsidiary of Employer, in Houston, Harris County, Texas, or such other location in the United States as Employer shall designate, with such responsibilities as may be designated by Employer from time to time; provided however, that for a period of two (2) years from the Effective Date, the Employee shall not be required to perform his services hereunder from a principal office not located in the county set forth above. Employee agrees to render such services to Employer as may be required by the referenced position and such other duties as Employer may from time to time reasonably request Employee to assume consistent with such position with respect to Employer and its affiliates, and to serve Employer faithfully, diligently and to the best of his ability. Employee shall faithfully adhere to, execute and fulfill all policies established by Employer. Unless the context otherwise requires, as used in this Agreement, the term "Employer" shall include any subsidiaries of U S Liquids Inc.


    2. TERM OF EMPLOYMENT. Subject to the provisions of Section 6 of this Agreement, Employee's employment under this Agreement shall be deemed to have commenced on the Effective Date and continue to the first anniversary of the Effective Date, unless sooner terminated as otherwise provided in this Agreement. The term of this Agreement will be subject to automatic annual renewals on each anniversary of the Effective Date without action by either party for additional one-year periods on the same terms


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and conditions.  Notwithstanding the foregoing, either party may prevent the term of this Agreement from automatically renewing by giving written notice to the other party of its election not to renew at least 60 days in advance of the renewal date, which occurs on the next anniversary of the Effective Date.


    3. COMPENSATION. Employer shall pay Employee an annualized salary of Ninety-Five Thousand and No/100 Dollars ($95,000.00) (the "Base Salary"). The annual salary will be paid by Employer to Employee in equal installments payable in accordance with the regular payroll policies of Employer in effect during the term of this Agreement, less applicable tax withholdings or other deductions required by law or authorized by Employee. The Base Salary may be increased, on an annual basis, but only in the sole discretion of the Board of Directors of Employer. Employee shall have the opportunity to earn an annual bonus of up to 50% of the Base Salary then in effect, determined solely at the discretion of the Board of Directors of Employer, based on corporate results and personal performance.


    4. BENEFITS. In addition to the compensation provided for in Section 3 above, Employer shall provide Employee with employment benefits of the type provided to employees of Employer generally during the term of this Agreement, including but not limited to eligibility in any vacation and sick leave benefits and health, life and disability insurance benefits, whether now in effect or subsequently adopted, subject to Employer's right to amend, alter or terminate such plans and at least such other employee benefits as are made available to other executive officers of Employer having a similar rank as the Employee. Employee shall receive three (3) weeks of paid vacation per calendar year.


    5. EXPENSES. Employer shall pay all reasonable expenses incurred by Employee in furtherance of the business of the Employer, including traveling and entertainment expenses, and shall reimburse Employee monthly for all such expenses paid or incurred by Employee during the preceding month upon delivery of an appropriate expense report and receipts to Employer.


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    6.   TERMINATION BY EMPLOYER.  Employer may terminate this Agreement at any time with or without Cause. Employer may terminate Employee immediately and without notice for Cause. As used herein, "Cause" shall mean any of the following occurrences:

         i)   numerous recurring unexcused absences of Employee; or

         ii) willful violation by Employee of any statute, regulation or ordinance, the compliance with which is necessary for operation of the business of Employer; or

         iii) material breach by Employee of any of the material provisions of this Agreement; or

         iv) commission by Employee of one or more acts of gross negligence as to any material matter, willful or reckless misconduct, or willful disobedience in connection with his duties as prescribed in writing by the Board of Directors of Employer or a person delegated by the Board of Directors ("Board Representative") or described hereunder, which, when considered individually or in the aggregate, the Board of Directors deems material; or

         v) use by Employee during the term hereof of illegal substances which have a material adverse effect on the performance of the Employee's duties hereunder or upon the reputation, business, or goodwill of Liquids; or any act of fraud or dishonesty by Employee of any material matters in connection with his employment hereunder; or any intentional act by Employee materially compromising Employee's reputation or ability to represent Employer with the public; any intentional act or omission by Employee which substantially impairs Employer's business, good will or reputation; or

         vi) failure by Employee to follow acceptable practices as prescribed by Employer, the Board of Directors or a Board Representative for work, safety or general conduct relating to the business of Employer or the premises of Employer; or


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         vii) failure by Employee to abide by the rules, policies, standards and regulations of Employer or those of its clients to which Employer is subject which are published or communicated to employees of Employer; or

         viii) Employee being convicted of a felony; or

         ix) Employee becoming by reason of injury or illness incapacitated or unable to perform his duties under this Agreement, which incapacity or inability continues more than 180 days during any period of 360 days, except to the extent prohibited by the Family Medical Leave Act or other state or federal statute or regulation.

    Notwithstanding the foregoing, no occurrence except those listed above as items (ii), (viii) and (ix) shall constitute Cause unless Employee receives written notice from Employer objecting to such occurrence, and Employee fails to remedy such occurrence within ten (10) days after the receipt of such written notice or subsequently repeats such occurrence; provided, however, in no event shall Employer be required to give notice of an opportunity to cure the occurrence of any of items (i), (iii), (iv), (v), (vi) or (vii) above more often than once for such an occurrence to constitute Cause hereunder.

    Upon Employee's termination with Cause, Employer shall be required to pay Employee compensation and benefits only through the effective date of termination. Sums due Employee for salary under Section 3 shall be prorated for the then current month through the date of termination. Any proration of compensation or benefits paid on a weekly basis shall be calculated based on a business week consisting of five (5) days and not seven (7) days. By way of example and not of limitation, two weeks of vacation would be calculated as ten
(10) business days of vacation.

    If Employer terminates Employee's employment without Cause, as defined under this Section, (including by giving the notice required by Section 2 to prevent the automatic renewal of the term of this Agreement), Employer shall pay Employee's salary until the earlier of: (a) the first date Employee is eligible to sell all of his Restricted Securities (defined below) of Employer in accordance with Rule 144 promulgated by the Securities and


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Exchange Commission under the Securities Act of 1933, as amended, or all of such restricted securities are no longer restricted due to registration of such securities with the Securities and Exchange Commission, or (b) the second anniversary of the Effective Date. For purposes of this Section 6, the term "Restricted Securities" shall mean those securities acquired by the Employee pursuant to the terms of a certain Agreement and Plan of Merger, dated June 16, 1997, between and among the Employer, the Employee and certain other parties.


    7. VOLUNTARY TERMINATION. Employee may terminate this Agreement prior to the end of its term by written notice to Employer. Employer may accept the proposed termination date or may set an earlier termination date by mailing or personally delivering notice of such earlier date to Employee. In the event Employee voluntarily terminates this Agreement (other than by preventing the automatic renewal of the term in accordance with the notice provisions of
Section 2), he will receive the salary due under Section 3 hereof through the effective date of termination and no other compensation or benefits.


    8. OTHER ACTIVITIES. Employee shall devote all of his working time and efforts during the Company's normal business hours (reasonable vacations and sick leave excluded) to the business and affairs of the Company and to the duties and responsibilities assigned to him pursuant to this Agreement.


    9. CONFIDENTIAL INFORMATION. In the course of Employee's employment, Employer will disclose to Employee information, technical data and know-how regarding the business affairs, services and products of Employer as well as Employer's customers, which constitute Confidential Information. "Confidential Information," under this Agreement, shall consist of any and all proprietary information and proprietary data related thereto, and any derivative works thereof including but not limited to research, development, customer information, pricing information, knowledge of Employer's financial condition, information and relationships with resources, suppliers and customers of Employer, manufacturing processes, techniques, methods, systems and trade


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secrets of the Employer, its employees, or other subsidiaries, affiliates, agents, or customers, whether or not specifically identified as confidential. Employee agrees to receive, hold and treat all Confidential Information received from Employer as confidential and secret and agrees to protect the secrecy of said Confidential Information, whether or not specifically identified as confidential. Such Confidential Information constitutes valuable, special and unique assets of Employer, and Employee agrees that the Confidential Information will be disclosed by Employee only to those persons who are required to have such knowledge in connection with their work for Employer and that such Confidential Information will not be disclosed by Employee to others without the prior written consent of the Employer. As used herein, "persons required to have such knowledge" shall include, but not be limited to, the Board of Directors and such officers, employees and agents of Employer or its affiliates to which such information is furnished in the normal course of business under established policies approved by Employer or its affiliates and such outside parties as are legally entitled to such information (other than as a result of action by Employee not previously approved or authorized by the Board of Directors of Employer) and customers and banking, lending, collection and data processing institutions or agencies in the course of maintaining ordinary business procedures of Employer. The provisions hereof shall not be applicable to: (a) information which at the time of disclosure to Employee is a matter of public knowledge or in the public domain; or (b) information which, after disclosure to Employee, becomes public knowledge or in the public domain other than through a breach of this Agreement. Unless the Confidential Information shall be of the type hereinbefore set forth in the two immediately preceding sentences, Employee shall not use such Confidential Information for his own benefit or for a third party's or parties' benefit at any time. The obligations imposed upon Employee by this Section shall survive the expiration or termination of this Agreement.


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    10.  COVENANT NOT TO COMPETE AND NON-SOLICITATION BY EMPLOYEE.  Employee
acknowledges that Employee is entering into this Agreement in connection with Employer's acquisition of all of the outstanding stock of American WasteWater Inc. (the "Business Acquisition"). For and in consideration of (i) the Business Acquisition, (ii) Employee's employment, and (ii) the disclosures that Employer will make to Employee under Section 9 above, Employee agrees that during his employment by Employer and for a period of two (2) years from and after the date of termination of employment with Employer, Employee shall not, directly or indirectly, as an employee, principal, owner, consultant, officer, director, agent or otherwise, compete with the Business in the state of Texas or within 75 miles of any home office or business location of Employer. As used in this Agreement, the "Business" means the collection, transfer, transportation, treatment, minimization, recycling or disposal of nonhazardous commercial waste, including without limitation, used cooking oil and other materials from restaurants, grocery stores and commercial meat processors, grease trap waste from restaurants and other food manufacturing and preparation facilities, grit trap waste from car washes, and washdown waters and land fill leachate. As used in this Agreement, "Compete" means to (i) attempt in any fashion to solicit business similar in nature to the Business from any of Employer's customers existing as of the date of termination; or (ii) invest in, own, manage, operate, control or render services or advice relating to the Business to any business, individual, firm, company or organization which engages in the Business (hereinafter collectively referred to as "Competitor"), in whole or in part. This covenant not to compete shall apply and be binding upon Employee regardless of the reason for the termination of employment of the Employee, whether by discharge, with or without Cause, by voluntary resignation, or by completion of the term of this Agreement, or by any other manner whatsoever; provided however, that if the employment of Employee is terminated by Employer without Cause, then this covenant not to compete shall only apply for that period of time during which Employer is obligated to pay Employee's salary in accordance with the provisions of the last paragraph of Section 6, above; provided further, however, that Employer may extend the period of this covenant not to compete for an additional period of time for up to two (2) years following the date of termination of employment of Employee by Employer without Cause, so long as Employer agrees to


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pay and does in fact pay to Employee an amount in compensation equal to the average base salary and bonus compensation of Employee for the two (2) years immediately preceding the date of Employee's termination. Employee further agrees that for two (2) years after termination of employment by Employer that he will in no way attempt to attract, induce, or solicit any employee of Employer to leave his or her employment or to accept employment with or provide services or advice to any Competitor. The covenants and agreements of this
Section 6 shall be valid and enforceable independent from and in addition to any covenants or agreements in that certain agreement and Plan of Merger to which both Employee and Employer are parties.


    11. INVENTIONS. Any and all inventions, conceptions, processes, discoveries, improvements, patent rights, letter patents, programs, copyrights and applications therefor, in the United States and all other countries, whether patentable or not, and any and all rights and interest in, to and under the same, that are conceived, made, acquired, or possessed by the Employee, alone or with other employees, during the term of this Agreement, or within one (1) year thereafter shall become the exclusive property of the Employer and shall at all times and for all purposes be regarded as acquired and held by the Employee in a fiduciary capacity for the sole benefit of the Employer, and the Employee hereby assigns and agrees to assign the same to the Employer without further compensation. The Employee agrees that, upon request, he will promptly make all disclosures, execute all applications, assignments or other instruments and perform all acts whatsoever necessary or desired by the Employer to vest and confirm in it, its successors, assigns and nominees, fully and completely, all rights and interests created or contemplated by this Section 11.


    12. EMPLOYER PROPERTY. All products, records, designs, patents, plans, data, manuals, "field guides", catalogs, brochures, memoranda, machinery, devices, lists and other property delivered to Employee by or on behalf of the Employer or by its customers (including, but not limited to, Employer's customers solicited by Employee), and all records compiled by the Employee which pertain to the business of the Employer shall be and remain


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the property of the Employer and be subject at all times to its discretion and control. The Employee shall promptly deliver to a designated representative of the Employer all such Employer property, as well as any and all correspondence with customers and representatives, reports, records, charts, advertising materials, and other materials, and property in his possession or control which belong to the Employer upon termination of Employee's employment.


    13.  REPRESENTATIONS OF EMPLOYEE.

         (a) The Employee represents that to the best of his knowledge he is not the subject of any pending or threatened claim which involves any criminal or governmental proceedings, or allegations of misfeasance or malfeasance, and that he has not been charged nor threatened to be charged by any governmental or administrative body with any violation of law except for minor traffic violations and similar charges.

         (b) The Employee represents and warrants to the Employer that he is not prohibited from acting in any capacity for the Employer by virtue of the operation of any non-competition or similar agreement with any prior employer, or by any applicable statutes, regulations or ordinances or any other applicable law or by the rules and regulations of the Securities and Exchange Commission or any national securities exchange, and that his acting in any capacity for the Employer, will not subject the Employer to claims or materially impair the permit or license status of the Employer or its affiliates or any business operated by the Employer or its affiliates.


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    14.  DEFENSE OF CLAIMS.  The Employee agrees that during the period he is employed by the Employer, and at all reasonable times thereafter, he will cooperate with the Employer in the defense of any claim that may be made against the Employer or any affiliates, to the extent that such claims may relate to services performed by the Employee for the Employer or its affiliates. In connection with such claim, (i) if the Employee is required to travel more than 100 miles from his home, the Employer agrees to reimburse the Employee for all of his reasonable out-of-pocket expenses associated with such travel and, to the extent reasonably practicable, to provide the Employee with notice of at least 10 days prior to the date on which such travel is required, and (ii) if the Employee is no longer employed by the Employer, to compensate the Employee at a reasonable rate.


    15. NOTIFICATION OF AGREEMENT. Employee shall notify any future or prospective employers, partners or persons with a similar business relationship to Employee ("Future Employers") about the terms of this Agreement for any period during Employee's employment by Employer and for two (2) years after the termination of Employee's employment by Employer. Employee does hereby authorize Employer to notify any Future Employers about the terms of this Agreement upon discovery by Employer that Employee is being considered for employment, partnership or similar business relationship (or has entered into such a relationship) with a Future Employer in order to ensure Employee's observance and compliance herewith.


    16. INJUNCTION AND OTHER RELIEF. Both parties hereto recognize that the services to be rendered under this Agreement by Employee are special, unique and of extraordinary character, and that in the event of the breach by Employee of any of the terms and conditions of this Agreement to be performed by him, or in the event Employee performs services for any person, firm or corporation in violation of Section 10, or if Employee shall breach the provisions of this Agreement with respect to Confidential Information, then Employer shall be entitled, if it so elects, in addition to all other remedies available to it under this Agreement or at law or in equity, to affirmative injunctive or other equitable relief, and Employee waives (and shall execute


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such documents as may be necessary to further evidence such waiver) any requirement that Employer secure or post any bond in connection with such injunctive or other equitable relief.


    17. STIPULATION. Employee hereby specifically acknowledges, agrees, stipulates and represents to Employer that:

         i) Employee has received adequate and sufficient consideration for entering into this Agreement including the above-referenced compensation and benefits and opportunity to purchase shares of the Employer's stock;

         ii) the execution and delivery of this Agreement and the performance hereunder do not and shall not constitute a violation of any covenants of non-competition, trade secrecy, or confidentiality to which Employee is a party;

         iii) the covenants of Employee contained in Section 9 and Section 10 of this Agreement are in consideration of the promise of Employer to provide Confidential Information (including trade secrets) to Employee and are necessary to protect employer's interests in such Confidential Information, as well as Employer's business goodwill and other business interests;

         iv) Employer will suffer great loss and irreparable harm if Employee Competes directly or indirectly with Employer;

         v) the temporal, geographic and other restrictions contained in this Agreement are in all respects reasonable and necessary to protect the business goodwill, Confidential Information, trade secrets, prospects and other business interests of Employer; and

         vi) the enforcement of this Agreement will not work an undue or unfair hardship on Employee or otherwise be oppressive to him.


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    18.  SEVERABILITY.  In the event that any of the provisions of this
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and same shall be construed as if such invalid or unenforceable provisions had never been a part hereof. If a court of competent jurisdiction determines that the length of time, geographical restrictions or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the parties agree that the court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect. In the event there is a breach by Employer or Employee of any other provision of this Agreement, the covenants contained in Sections 9 and 10 shall remain in full force and effect.


    19. WAIVER. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent or continuing breach hereof.


    20. NOTICES. Any notices provided for in this Agreement shall be given in writing and transmitted by personal delivery or prepaid first class registered or certified U.S. mail addressed as follows:

    Employer:      American WasteWater Inc.
                   Attn: William H. Wilson, Jr.
                   250 Gellhorn
                   Houston, TX  77013

    Employee:      William H. Wilson, Jr.
                   -------------------------------------
                   -------------------------------------


    21. SUCCESSORS TO EMPLOYER. Except as otherwise provided herein, this Agreement shall inure to the benefit of Employer and


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any successor of Employer, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets or business of Employer whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "Employer" for the purposes of this Agreement), but shall not otherwise be assignable by Employer.


    22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.


    23. CHOICE OF FORUM. The parties hereto agree that in the event that any legal suits, actions or proceedings arising out of this Agreement are instituted by any party hereto, such suits, actions or proceedings shall be instituted only in the state or federal courts in the county of Harris in the state of Texas. The parties hereto do hereby consent to the jurisdiction of such courts and waive any objection which they may now or hereafter have to the venue of any such suits, actions or proceedings; provided, however, that any party hereto shall have the right to institute proceedings in another jurisdiction if the purpose of such proceedings is to enforce or realize upon any final court judgment arising out of this Agreement.


    24. CONSENT TO SERVICE. Service of any and all process which may be served on any party hereto in any suit, action or proceeding related to this Agreement may be made by registered or certified mail, return receipt requested, to Employee or Employer at their respective addresses for notice as set forth in
Section 20 and service so made shall be taken and held to be valid personal service upon such party by any party to this Agreement on whose behalf such service is made.


    25. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, superseding all prior understandings, arrangements and agreements, whether oral or written, and may not be amended except by a writing signed by the parties hereto. As used herein, unless the context otherwise indicates, the term "this Agreement" means the Agreement executed


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to be effective as of the Effective Date and any written amendments thereof.

           [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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    IN WITNESS WHEREOF, Employer has, by its appropriate officers, executed this Agreement and Employee has executed this Agreement on the 17th day of June, 1997 to be effective as of the Effective Date.

                             U S LIQUIDS INC.



                             By:       /s/ W. Gregory Orr
                                ------------------------------------------
                             Name:       W. Gregory Orr
                                  ----------------------------------------
                             Title:  Chief Executive Officer
                                   ---------------------------------------


                             /s/ William H. Wilson, Jr.
                             ---------------------------------------------
                             William H. Wilson, Jr., Employee